China BAK Battery Provides Business Update

Shenzhen, China - April 29, 2008 -China BAK Battery, Inc. ("China BAK" or "BAK") (Nasdaq: CBAK), one of the largest lithium-ion battery cell manufacturers in the world, as measured by production output, today provided a business update regarding results for its second fiscal quarter ended March 31, 2008. China BAK expects to file its quarterly financial results with the Securities and Exchange Commission on Form 10-Q on May 12, 2008. The financial results presented herein are preliminary, and it is possible that adjustments could be made before China BAK files its Form 10-Q.

For the second quarter of fiscal 2008 (FY08), BAK expects to report net revenues of approximately $51.3 million, down 2.8% from $52.8 million for the first quarter of FY08, but up 73.8% from $29.5 million for the second quarter of FY07; gross profit of approximately $3.9 million, or 7.6% of revenues, down 44.9% from $7.1 million, or 13.5% of revenues, for the first quarter of FY08, and down 36.3% from $6.1 million, or 20.8% of revenues, for the second quarter of FY07; and net loss of approximately $6.2 million, as compared to net loss of $0.9 million for the first quarter of FY08, and net income of $0.4 million for the second quarter of FY07.

The sequential and year-over-year reduction in gross profit and net income was mostly due to a significant increase in the purchase cost of raw materials, especially lithium cobalt dioxide, the main raw material in China BAK’s products, and higher overhead related to the expansion of China BAK’s manufacturing capabilities in FY07 and FY08.

For more detailed management discussion of the results for the second quarter fiscal 2008, please attend China BAK's conference call, to be held at 9:00 p.m. ET on Monday, May 12, 2008. The conference call dial in and webcast information and further information concerning BAK's financial results shall be announced as soon as practicable.

About China BAK Battery Inc.

China BAK Battery, Inc. is one of the largest manufacturers of lithium-based battery cells in the world, as measured by production output. It produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers and portable consumer electronics, such as digital media devices, portable media players, portable audio players, portable gaming devices and personal digital assistants (or PDAs), and is the largest manufacturer of lithium-ion battery cells for China's cellular phone replacement battery market. China BAK's 1.9 million square feet of facilities are located in Shenzhen, PRC, and have been recently expanded to produce new products. More information about China BAK (Nasdaq: CBAK) is available at http://www.bak.com.cn.

Safe Harbor Statements

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: risks related to China BAK's business and risks related to operating in China. Please refer to China BAK's Annual Report on Form 10-K for the fiscal year ended September 30, 2007, as well as China BAK's Quarterly Reports on Form 10-Q for FY08, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. China BAK's actual results could differ materially from those contained in the forward-looking statements. China BAK undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

For more information, please contact:

Company Contact:
Tracy Li
Tel: 86-755-89770093
IR@bak.com.cn